Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form S-1 of GB Sciences, Inc. of our report dated July 2, 2021, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of GB Sciences, Inc. for the year ended Mach 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc. Assurance Dimensions Margate, FL

September 17, 2021